Exhibit 1.1

DRAFT October 20, 2010

MECOX LANE LIMITED

[—] American Depositary Shares

Each Representing [—] Ordinary Shares, Par Value $0.0001 Per Share

UNDERWRITING AGREEMENT

[pricing date]

UNDERWRITING AGREEMENT

[pricing date]

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

    and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

    as Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Mecox Lane Limited, a Cayman Islands corporation (the “Company”), proposes to issue and sell, and each person or entity (each, a “Selling Shareholder”) identified as a Selling Shareholder in Schedule C annexed hereto proposes to sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of [—] American Depositary Shares (the “Firm ADSs”), each representing [—] Ordinary Shares (as defined below) of the Company, of which [—] Firm ADSs are to be issued and sold by the Company and an aggregate of [—] Firm ADSs are to be sold by the Selling Shareholders. The number of Firm ADSs to be sold by each Selling Shareholder is the number of Firm ADSs set forth opposite the name of such Selling Shareholder in Schedule C annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company and the Selling Shareholders propose to grant to the Underwriters the option to purchase from the Company and the Selling Shareholders up to an additional [—] ADSs (the “Additional ADSs”), of which up to [—] Additional ADSs are to be issued and sold by the Company and an aggregate of up to [—] Additional ADSs are to be sold by the Selling Shareholders. The maximum number of Additional ADSs to be sold by each Selling Shareholder is the number of Additional ADSs set forth opposite the name of such Selling Shareholder in Schedule C annexed hereto. The Firm ADSs and the Additional ADSs are hereinafter collectively sometimes referred to as the “Offered ADSs.” The Offered ADSs are described in the Prospectus which is referred to below. Each reference to the Firm ADSs, the Additional ADSs or the Offered ADSs herein, unless the context otherwise requires, also includes the Ordinary Shares (as defined below) underlying such ADSs. As used herein, “Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, of the Company, “ADS” means an American Depositary Share representing such Ordinary Shares and “Representatives” means UBS AG and Credit Suisse Securities (USA) LLC.

The Company hereby acknowledges that, in connection with the proposed offering of the Offered ADSs, it has requested [name] (the “DSP Administrator”) to administer a directed share program (the “Directed Share Program”) under which up to [—] Firm ADSs, or 7% of the Firm ADSs to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by the DSP Administrator at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Offered ADSs by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Offered ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Offered ADSs being issued and sold hereunder. The Company has supplied the DSP Administrator with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-169796) under the Act, including a prospectus, relating to the Offered ADSs.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Offered ADSs pursuant to Rule 462(b) under the Act.

The Ordinary Shares to be represented by the Offered ADSs will be evidenced by book entry in the records of the Depositary (as defined below), against deposit of the underlying Ordinary Shares, pursuant to the Deposit Agreement dated as of [date], 2010 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs issued thereunder.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Offered ADSs, copies of one or more preliminary prospectuses relating to the Offered ADSs. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Offered ADSs, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Offered ADSs.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Offered ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s written consent, any Offered ADSs by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“General Use Free Writing Prospectus” means any Permitted Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Limited Use Free Writing Prospectus” means any Permitted Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“General Disclosure Package,” as used herein, means all General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the preliminary prospectus dated October [—], 2010 (which is the most recent preliminary prospectus distributed to investors generally) [and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package], all considered together.

“Applicable Time,” as used herein, means         :00 [a/p]m (Eastern time) on the date of this Agreement

As used in this Agreement, “business day” shall mean a day on which the Nasdaq Global Market (“Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company, each of the Selling Shareholders, and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and each of the Selling Shareholders agrees to sell, in each case severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, the respective number of Firm ADSs (subject to such adjustment as the Representatives may determine to avoid fractional ADSs) which bears the same proportion to the total number of Firm ADSs to be sold by the Company or by such Selling Shareholder, as the case may be, as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm ADSs, in each case at a purchase price of $[—] per Firm ADS. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm ADSs as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm ADSs upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company and the Selling Shareholders, in each case severally and not jointly, hereby grant to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Shareholders, ratably in accordance with the number of Firm ADSs to be purchased by each of them, all or a portion of the Additional ADSs as may be necessary to cover over-allotments made in connection with the offering of the Firm ADSs, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Firm ADSs. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company and the Selling Shareholders. Such notice shall set forth the aggregate number of Additional ADSs as to which the Over-Allotment Option is being exercised and the date and time when the Additional ADSs are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional ADSs to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional ADSs being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm ADSs (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional ADSs), subject to adjustment in accordance with Section 11 hereof. Upon any exercise of the Over-Allotment Option, the number of Additional ADSs to be purchased from the Company shall be the number which bears the same proportion to the aggregate number of Additional ADSs being purchased as [# of Company Additional ADSs] bears to [# of Additional ADSs], and the number of Additional ADSs to be purchased from each Selling Shareholder shall be the number which bears the same proportion to the aggregate number of Additional ADSs being purchased as the number of Additional ADSs set forth opposite the name of such Selling Shareholder in Schedule C annexed hereto bears to [# of Additional ADSs], subject, in each case, to such adjustment as the Representatives may determine solely to eliminate fractional ADSs.

Pursuant to powers of attorney (the “Powers of Attorney”) granted by each Selling Shareholder (which Powers of Attorney shall be satisfactory to the Representatives), [name] and [name] shall act as representatives of the Selling Shareholders. Each of the foregoing representatives (collectively, the “Representatives of the Selling Shareholders) is authorized, on behalf of each Selling Shareholder, among other things, to execute any documents necessary or desirable in connection with the sale of the Offered ADSs to be sold hereunder by such Selling Shareholder, to make delivery of the certificates of such Offered ADSs, to receive the proceeds of the sale of such Offered ADSs, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Shareholder in connection with the sale and public offering of the Offered ADSs, to distribute the balance of such proceeds to such Selling Shareholder, to receive notices on behalf of such Selling Shareholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2. Payment and Delivery. Payment of the purchase price for the Firm ADSs shall be made to the Company and to each Selling Shareholder by Federal Funds wire transfer against delivery of the [certificates for the] Firm ADSs to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [closing date] (unless another time shall be agreed to by you and the Company and any Representative of the Selling Shareholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm ADSs shall be made to you at the time of purchase in such names and in such denominations as you shall specify a reasonable time prior to the time of purchase.

Payment of the purchase price for the Additional ADSs shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm ADSs. Electronic transfer of the Additional ADSs shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Offered ADSs shall be made at the offices of Skadden, Arps, Slate, Meager & Flom at 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, at 9:00 A.M., New York City time on the date of the closing of the purchase of the Firm ADSs or the Additional ADSs, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agree with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Offered ADSs pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time on the date of determination of the public offering price for the Offered ADSs; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs contemplated hereby, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form F-1 in connection with the offering and sale of the Offered ADSs as contemplated hereby have been satisfied; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins at the Applicable Time and ends at the time of purchase did or will the General Disclosure Package, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Limited Use Free Writing Prospectus and ends at the time of purchase did or will any Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Offered ADSs by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered ADSs, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); [each of] the Preliminary Prospectus[es] dated [insert dates of red herrings actually distributed] is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Offered ADSs, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered ADSs contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Offered ADSs contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d) a registration statement on Form F-6 (No. 333-[—]) relating to the Offered ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time of effectiveness of such registration statement for purposes of Section 11 of the Act, as such section applies to the respective Underwriters, being hereinafter referred to as the “F-6 Registration Statement”); the F-6 Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the effectiveness of the F-6 Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the F-6 Registration Statement complied as of such effective time, complies and will comply, at the time of purchase and any additional time of purchase, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Act, and did not, as of such effective time, does not and will not, at the time of purchase and any additional time of purchase, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) a registration statement on Form 8-A (No. 1-[—]) relating to the registration of the Ordinary Shares and the Offered ADSs has been filed with the Commission, has been declared effective under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and the Ordinary Shares and the Offered ADSs have been duly registered under the Exchange Act pursuant to such registration statement. The various parts of such registration statement on Form 8-A for the registration of the Ordinary Shares and the Offered ADSs, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “8-A Registration Statement”; no stop order of the Commission preventing or suspending the effectiveness of the 8-A Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the 8-A Registration Statement, when it became effective and on the date of this Agreement, complied and complies, in all material respects, with the applicable requirements of the Act, and did not, when it became effective, does not and, as of the time of purchase and any additional time of purchase, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the General Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the General Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Ordinary Shares upon exercise of options (including the option held by ICL-Rampage Limited) and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus); all of the issued and outstanding share capital, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; prior to the time of purchase, all outstanding Series B, Series C, and Series D convertible redeemable preference shares, $0.0001 par value per share, of the Company shall convert into Ordinary Shares in the manner described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus; the Offered ADSs are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq;

(g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Offered ADSs to be sold by it pursuant hereto as contemplated herein;

(h) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Group Entities (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Offered ADSs from being accepted for listing on, or result in the delisting of the Offered ADSs from, Nasdaq (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(i) the Company does not own or control, directly or indirectly, any corporation, partnership, joint venture association or entity other than as set forth in Schedule D (collectively, the “Group Entities”); the Company owns the percentage indicated on Schedule D of the issued and outstanding capital stock of each of the Group Entities listed under the subheading “Subsidiaries” on Schedule D (collectively, the “Subsidiaries”); other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and each Group Entity and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; other than Shanghai Xian Ni Garment Co., Ltd., each Group Entity has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; other than Shanghai Xian Ni Garment Co., Ltd., each Group Entity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; except that Mecox Lane Technologies (China) Limited is still in the process of making capital contributions to its registered capital, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Group Entities are outstanding except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus;

(j) the Ordinary Shares underlying the Offered ADSs to be sold by the Company pursuant hereto have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Ordinary Shares underlying the Offered ADSs to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the law of the Cayman Islands or the Company’s memorandum and articles of association or any agreement or other instrument to which the Company is a party; the Ordinary Shares underlying the Offered ADSs to be sold by the Selling Shareholders pursuant hereto have been duly and validly authorized and issued and are, and after they are delivered against payment therefor as provided herein will be, fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Ordinary Shares underlying the Offered ADSs to be sold by the Selling Shareholders pursuant hereto are, and after they are delivered against payment therefor as provided herein will be, free of any restriction upon the voting or transfer thereof pursuant to the Company’s memorandum and articles of association or any agreement or other instrument to which the Company is a party;

(k) the share capital of the Company, including the Ordinary Shares underlying the Offered ADSs, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(l) the Registration Statement, the Preliminary Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses, if any, the F-6 Registration Statement, the 8-A Registration Statement and the amendments, if any, to the foregoing, and the filing of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses, if any, the F-6 Registration Statement, the 8-A Registration Statement and the amendments, if any, to the foregoing with the Commission have each been duly authorized by and on behalf of the Company, and the Registration Statement, the F-6 Registration Statement and the 8-A Registration Statement have each been duly executed pursuant to such authorization by and on behalf of the Company;

(m) this Agreement has been duly authorized, executed and delivered by the Company;

(n) the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the Offered ADSs against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADSs conform in all material respects to each description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; upon the sale and delivery to the Underwriters of the Offered ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Offered ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind; and the American Depositary Receipts (“ADRs”) evidencing the Offered ADSs are in due and proper form;

(o) neither the Company nor any of the Group Entities is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its constitutive documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C) and (D) above, for any such breach or violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(p) the execution, delivery and performance of this Agreement, the issuance and sale of the Offered ADSs to be sold by the Company pursuant hereto, the sale of the Offered ADSs to be sold by the Selling Shareholders pursuant hereto and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Group Entity pursuant to) (A) the constitutive documents of the Company or any of the Group Entities, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Group Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order applicable to the Company or any of the Group Entities or any of their respective properties;

(q) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Offered ADSs to be sold by the Company pursuant hereto or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Offered ADSs under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered ADSs are being offered by the Underwriters or (iii) under the Conduct Rules of FINRA;

(r) except as described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or other equity interests of the Company; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or other equity interests in the Company; and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered ADSs, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered ADSs as contemplated thereby or otherwise; except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register any Ordinary Shares or other equity interests in the Company under the Act, or to include any such Ordinary Shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered ADSs as contemplated thereby or otherwise;

(s) each of the Company and the Group Entities has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where failure to obtain any of the above would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Group Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation, suspension or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Group Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(t) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Group Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Group Entity, would not, individually or in the aggregate, have a Material Adverse Effect;

(u) Deloitte Touche Tohmatsu CPA Ltd., whose report on the consolidated financial statements of the Company and the Group Entities is included in the Registration Statement, the Preliminary Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(v) the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Group Entities as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the General Disclosure Package and the Prospectus comply with the requirements of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required; the Company and the Group Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, and all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; [and the financial information of the Company included under “Recent Developments” in the Registration Statement, the General Disclosure Package and the Prospectus is: (i) true and correct in all material respects; (ii) will not differ in any material respect from the corresponding amounts to be reported by the Company in connection with the public announcement of its results for the quarter ended September 30, 2010; and (iii) has been derived from the Company’s accounting records and prepared in conformity with U.S. generally accepted accounting principles and on a basis consistent with the Company’s audited consolidated financial statements included in the Registration Statement, including all adjustments, consisting only of normal recurring adjustments (other than adjustments based upon the finalization of the Company’s quarterly closing, review and reporting processes), necessary in the opinion of the management of the Company to provide a fair presentation of the results for such period presented;]

(w) except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, each stock option granted under any stock option plan of the Company or any Group Entity (each, a “Share Incentive Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Share Incentive Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Group Entity, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(x) subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Group Entities taken as a whole, (ii) any transaction which is material to the Company and the Group Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Group Entity, which is material to the Company and the Group Entities taken as a whole, (iv) any change in the share capital or outstanding indebtedness of the Company or any Group Entities or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Group Entity;

(y) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A-1 hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each holder of the Company’s Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares or any warrant or other right to acquire Ordinary Shares or any such security, in each case with the exception of those persons listed in Exhibit A-2 hereto;

(z) neither the Company nor any Group Entity is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs will any of them be, and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(aa) the Company was not a “passive foreign investment company” or a “controlled foreign corporation,” as such terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for its taxable year ended December 31, 2009, and has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a passive foreign investment company in the future under current laws and regulations;

(bb) the Company and each of the Group Entities have good and marketable title to all property (real and personal) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except where the failure to own or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, the General Disclosure Package and the Prospectus as being held under lease by the Company or a Group Entity is held thereby under valid, subsisting and enforceable leases; no material default (or event which with notice or lapse of time, or both, would constitute such a default) by the Company or any Group Entity has occurred and is continuing under any such leases;

(cc) the Company and the Group Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except for matters or noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the best of our knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Group Entity infringes or otherwise violates any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Group Entities have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Group Entity, and all such agreements are in full force and effect; and (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property;

(dd) neither the Company nor any of the Group Entities is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Group Entities before any competent government agency, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Group Entities and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Group Entities, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Group Entities and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any other applicable rules and regulations concerning the employees of the Company or any of the Group Entities;

(ee) the Company and the Group Entities and their respective properties, assets and operations are in compliance with, and the Company and each of the Group Entities hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Group Entity under, or to interfere with or prevent compliance by the Company or any Group Entity with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Group Entities (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ff) all tax returns required to be filed by the Company or any of the Group Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, except for failure to file or pay which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the General Disclosure Package, all local and national PRC governmental tax waivers and other local and national PRC tax relief, concessions and preferential treatments are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national governmental authority;

(gg) the Company and each of the Group Entities maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in China to protect the Company and the Group Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Group Entity has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(hh) neither the Company nor any Group Entity has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the General Disclosure Package or the Prospectus or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Group Entity or, to the Company’s knowledge, any other party to any such contract or agreement;

(ii) the Company and each of the Group Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including all its consolidated entities, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent registered public accountants; “all “significant deficiencies” and “material weaknesses”, if any, (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company have been disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Group Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder and the corporate governance rules of Nasdaq with which foreign private issuers listing on Nasdaq are required to be in compliance (except to the extent that the Company has applied for and received approval to rely on the home country exemption from any corporate governance rules of Nasdaq);

(kk) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(ll) all statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(mm) neither the Company nor any of the Group Entities nor, to the Company’s knowledge, any employee or agent of the Company or any Group Entity has made any payment of funds of the Company or any Group Entity or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; and the Company, the Group Entities and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance with applicable laws, rules and regulations;

(nn) the operations of the Company and the Group Entities are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(oo) neither the Company nor any of the Group Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Group Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Group Entity, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(pp) except as described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, no Group Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Group Entity’s capital stock, from repaying to the Company any loans or advances to such Group Entity from the Company or from transferring any of such Group Entity’s property or assets to the Company or any other Group Entity of the Company;

(qq) to the Company’s knowledge, each of the franchise agreements entered into by the Company or any of the Group Entities and described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Franchise Agreements”) is in full force and effect; to the Company’s knowledge, none of the persons or entities (the “Franchise Owners”) holding franchise rights from the Company or any Group Entity is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) any such Franchise Agreement except for such breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Group Entity nor, to the Company’s knowledge, any Franchise Owner has the right to terminate any Franchise Agreement prior to the termination of its stated term (except during the first five days of the effectiveness of the agreement, in accordance with PRC law), and no event or circumstance has occurred which, with notice, lapse of time or both, would create such a right, except where such terminations, should they occur, would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Group Entity has received, or been threatened with, a termination notice from any Franchise Owner or any other party with respect to a Franchise Agreement, nor is the Company aware that any person or entity intends to furnish such a notice;

(rr) to the Company’s knowledge (i) each of the Franchise Owners and the franchises (collectively, the “Franchises”) operated by any of the Franchise Owners has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain any such licenses, authorizations, consents or approvals or make any such filings would not, individually or in the aggregate, have a Material Adverse Effect; (ii) none of the Franchise Owners is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule (including those federal, state, local or foreign laws, regulations or rules applicable to reimbursement for healthcare or any related services) or any decree, order or judgment applicable to such Franchise Owner or the business conducted thereby, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no actions, suits, claims, investigations or proceedings pending or threatened to which any of the Franchise Owners is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(ss) the issuance and sale of the Offered ADSs to be sold by the Company and the sale of the Offered ADSs to be sold by the Selling Shareholders as contemplated hereby will not cause any holder of any shares, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any shares of the Company;

(tt) except pursuant to this Agreement, neither the Company nor any of the Group Entities has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(uu) neither the Company nor any of the Group Entities nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(vv) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus;

(ww) the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered;

(xx) the Company has not offered, or caused the Underwriters to offer, Offered ADSs to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Group Entities to alter the customer’s or supplier’s level or type of business with the Company or any of the Group Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Group Entities or any of their respective products or services;

(yy) the Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(zz) each party to each of the agreements described under the caption “Corporate History and Structure—Our Corporate Structure—Contractual Arrangements with MecoxLane Information and its Shareholders, Contractual Arrangements with MecoxLane Shopping and its Shareholders and Contractual Arrangements with Rampage Shopping and its Shareholders” in the Registration Statement, the General Disclosure Package and the Prospectus relating to our corporate structure (collectively, the “VIE Agreements”) has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The execution and delivery by each of the Subsidiaries, the Group Entities listed under the subheading “VIE Entities” on Schedule D (each a “VIE Entity” and, collectively, the “VIE Entities”), and the shareholders of each VIE Entity of, and the performance by each of the Subsidiaries, the VIE Entities and the shareholders of each VIE Entity of their respective obligations under, each of the VIE Agreements and the consummation by each of the Subsidiaries, the VIE Entities and the shareholders of each VIE Entity of the transactions contemplated therein did not, does not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, the Subsidiaries the VIE Entities or the shareholders of each VIE Entity, as the case may be, are a party or by which the Company, the Subsidiaries, the VIE Entities and the shareholders of each VIE Entity are bound or to which any of the properties or assets of the Company, the Subsidiaries, the VIE Entities or the shareholders of each VIE Entity are subject; (ii) result in any violation of the provisions of constitutive documents or business license of the Company, any of the Subsidiaries or the VIE Entities, as the case may be; or (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, the Subsidiaries, the VIE Entities, the shareholders of each VIE Entity or any of their properties, except, in the case of the clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(aaa) to ensure the legality, validity, enforceability and performance of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except that (i) the exercise of the purchase options under each of the exclusive purchase option agreements of the VIE Agreements between the Subsidiaries, the VIE Entities and the shareholders of each VIE Entity (the “Purchase Option Agreements”) shall be approved by and/or registered with the relevant PRC governmental authorities; and (ii) the equity pledge under each of the equity pledge agreements of the VIE Agreements between the Subsidiaries, the VIE Entities and the shareholders of each VIE Entity shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder; nor is it necessary that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for any tax implication for exercise of the purchase options under the Purchase Option Agreements depending on the exercise price and the general power of tax authority to re-assess transactions under the Purchase Option Agreements and the exclusive business cooperation agreements of the VIE Agreements between the Subsidiaries and the VIE Entities;

(bbb) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder and Directed Share Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(ccc) the Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The Company has fully communicated such legal advice from its PRC counsel to each of its directors who signed the Registration Statement and each director has confirmed that he or she understands such legal advice. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the issuance and sale of the Offered ADSs and the Ordinary Shares underlying the Offered ADSs, the listing and trading of the Offered ADSs on Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”);

(ddd) no relationship, direct or indirect, exists between or among the Company or any of its Group Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Group Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described in such documents;

(eee) each of the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of the critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

(fff) the Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s legal advisers and independent accountants with regards to such disclosure;

(ggg) the Registration Statement, the General Disclosure Package and the Prospectus each fairly and accurately describe (i) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (ii) neither the Company nor any Group Entity is engaged in any transactions with, or have any obligations to, any unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any Group Entity, including, without limitation, structured finance entities and special purpose entities, or is otherwise engage in, or has any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”;

(hhh) none of the Company or any of its Group Entities is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;

(iii) the choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC; the Company has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined Section 16 hereof), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 16 hereof) for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof;

(jjj) each holder of ADRs evidencing the Offered ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(kkk) the statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, are accurate, complete and fair in all material respects, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the members of the Company’s board of directors or management own, directly or indirectly, any shares or equity interests in, or any rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of, or direct interests in, the Company;

(lll) the entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason of the entering into, performance or enforcement of this Agreement;

(mmm) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are, under the laws and regulations of each of the PRC and the Cayman Islands, payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the sale and delivery of the Ordinary Shares represented by the Offered ADSs, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the accounts of the Underwriters, (ii) the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (iii) the holding or transfer of the Offered ADSs outside the Cayman Islands, (iv) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the Offered ADSs, or (v) the execution and delivery of this Agreement or the Deposit Agreement; and

(nnn) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares represented by the Offered ADSs may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under current laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein, without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein.

In addition, any certificate signed by any officer of the Company or any of the Group Entities and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each of the Underwriters that:

(a) such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Offered ADSs by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered ADSs, in each case other than the preliminary prospectus dated October [—], 2010 (which is the most recent preliminary prospectus distributed to investors generally) and any Permitted Free Writing Prospectus, if any;

(b) neither the execution, delivery and performance of this Agreement or the Custody Agreement (as defined below) or Power of Attorney to which such Selling Shareholder is a party nor the sale by such Selling Shareholder of the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) if such Selling Shareholder is not an individual, the charter or bylaws or other organizational instruments of such Selling Shareholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (v) any decree, judgment or order applicable to such Selling Shareholder or any of its properties;

(c) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), is required in connection with the sale of the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement or the consummation by such Selling Shareholder of the transactions contemplated hereby or by the Custody Agreement or Power of Attorney to which such Selling Shareholder is a party other than (i) registration of the Offered ADSs under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered ADSs are being offered by the Underwriters or (iii) under the Conduct Rules of FINRA;

(d) neither such Selling Shareholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(e) there are no affiliations or associations between any member of FINRA and such Selling Shareholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus; none of the proceeds received by such Selling Shareholder from the sale of the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member;

(f) such Selling Shareholder now is and, at the time of delivery of such Offered ADSs (whether the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement and has and, at the time of delivery of such Offered ADSs, will have valid and marketable title to such Offered ADSs, and upon delivery of and payment for such Offered ADSs (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Offered ADSs free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(g) such Selling Shareholder has and, at the time of delivery of the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and a Custody Agreement (as defined below) and to execute a Power of Attorney, (ii) sell, assign, transfer and deliver the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Shareholder herein;

(h) this Agreement and the custody agreement (the “Custody Agreement”), dated [date], between the Company, as custodian (the “Custodian”), and such Selling Shareholder and the Power of Attorney to which such Selling Shareholder is a party have each been duly executed and delivered by (or, in the case of this Agreement, on behalf of) such Selling Shareholder, and each is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms;

(i) such Selling Shareholder has duly and irrevocably authorized each of the representatives of the Selling Shareholders (whether acting alone or together), on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement and receive payment therefor pursuant hereto;

(j) the sale of the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement is not prompted by any information concerning the Company or any Group Entity which is not set forth in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus;

(k) at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Offered ADSs to be sold by such Selling Shareholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Shareholder, and all laws imposing such taxes will be fully complied with;

(l) pursuant to the Custody Agreement to which such Selling Shareholder is a party, certificates in negotiable form for the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Offered ADSs in accordance with this Agreement; such Selling Shareholder agrees that (i) such Offered ADSs represented by such certificates are for the benefit of, and coupled with and subject to the interest of, the Custodian, the Representatives of the Selling Shareholders, the Underwriters and the Company, (ii) the arrangements made by such Selling Shareholder for custody and for the appointment of the Custodian and the Representatives of the Selling Shareholders by such Selling Shareholder are irrevocable, and (iii) the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Shareholder (or, if such Selling Shareholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Shareholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Offered ADSs hereunder, certificates for the Offered ADSs shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney to which such Selling Shareholder is a party, the Custody Agreement to which such Selling Shareholder is a party and this Agreement, and actions taken by the Custodian and the Representatives of the Selling Shareholders pursuant to such Power or Attorney or such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian or the Representatives of the Selling Shareholders, or either of them, shall have received notice thereof;

(m) the Selling Shareholder has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined Section 16 hereof), and the Selling Shareholder has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 16 hereof) for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Selling Shareholder as provided in Section 16 hereof; and

(n) Each Selling Shareholder represents and warrants to each of the Underwriters that all information with respect to such Selling Shareholder included in the Registration Statement, the General Disclosure Package or the Prospectus complied and will comply with all applicable provisions of the Act; the Registration Statement, as it relates to the Selling Shareholder, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins at the Applicable Time and ends at the time of purchase did or will the General Disclosure Package, as it relates to the Selling Shareholder, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs did or will the Prospectus, as it relates to the Selling Shareholder, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, any certificate signed by any Selling Shareholder (or, with respect to any Selling Shareholder that is not an individual, any officer of such Selling Shareholder or of any of such Selling Shareholder’s subsidiaries) or by any Representative of the Selling Shareholders and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

[4A. Representations and Warranties of Alfred Beichun Gu and First Flite Holdings Co., Ltd. Alfred Beichun Gu and First Flite Holdings Co., Ltd., jointly and severally, represent and warrant to each of the Underwriters that:

(a) the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the General Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(c) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Offered ADSs for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered ADSs; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered ADSs); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offered ADSs, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Offered ADSs may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the 8-A Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the 8-A Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(f) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than [—], 2011;

(h) to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Group Entities which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(g) hereof;

(j) to apply the net proceeds to the Company from the sale of the Offered ADSs in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Offered ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(k) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(l) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, (iv) effect any transfer of securities of the Company (other than transfers to affiliates (as defined in Rule 405 under the Act) or (v) publicly announce an intention to effect any transaction specified in clause (i), (ii), (iii), or (iv) except, in each case, for (A) the registration of the offer and sale of the Offered ADSs as contemplated by this Agreement, (B) issuances of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(m) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Group Entity, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Group Entity, or the offering of the Offered ADSs, without your prior consent;

(n) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Ordinary Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered ADSs, in each case other than the Prospectus;

(o) not to, and to cause the Group Entities not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(p) to use its best efforts to cause the Offered ADSs to be listed on Nasdaq and to maintain such listing on Nasdaq;

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares;

(r) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs and on the execution, delivery and performance of this Agreement; to make all payments to be made by the Company hereunder without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, to pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(s) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, trade names, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the on-line offering of the Offered ADSs (the “License”); provided, however, that the License is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter; and

(t) to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.

6. Certain Covenants of the Selling Shareholders. Each Selling Shareholder hereby agrees:

(a) not, at any time at or after the execution of this Agreement, to offer or sell any Ordinary Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered ADSs, in each case other than the Prospectus;

(b) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(c) to pay or cause to be paid all taxes, if any, on the transfer and sale of the Offered ADSs being sold by such Selling Shareholder;

(d) to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs, of (i) any material change in the business, properties, financial condition, results of operations or prospects of the Company and the Group Entities taken as a whole which comes to the attention of such Selling Shareholder, (ii) any change in information in the Registration Statement, the General Disclosure Package or the Prospectus relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the General Disclosure Package or the Prospectus which comes to the attention of such Selling Shareholder;

(e) prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Power of Attorney, Custody Agreement and Lock-Up Agreement; and

(f) prior to or concurrently with the execution and delivery of this Agreement, to deliver to the Underwriters a properly completed and executed United States Treasury W-8BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof)

7. Covenant to Pay Costs. [The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered ADSs including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered ADSs to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered ADSs for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law [(including the legal fees and filing fees and other disbursements of counsel for the Underwriters)] and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Offered ADSs on Nasdaq and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Offered ADSs by FINRA, [including] the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Offered ADSs, (viii) the costs and expenses of the Company and such Selling Shareholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered ADSs to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by such Selling Shareholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Offered ADSs for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the 8-A Registration Statement, including any amendments thereto, (xi) [the offer and sale of the Reserved Shares, including all costs and expenses of the DSP Administrator and the Underwriters, including the fees and disbursement of counsel for the Underwriters], and (xii) the performance of the Company’s and such Selling Shareholder’s other obligations hereunder. The Company hereby agrees with the Underwriters that it will pay any such amounts not so paid by any Selling Shareholder.]

8. Reimbursement of the Underwriters’ Expenses. [If, after the execution and delivery of this Agreement, the Offered ADSs are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.]

9. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and each Selling Shareholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each Selling Shareholder of each of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Latham & Watkins LLP, U.S. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in the form attached as Exhibit [—] hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of King & Wood, PRC counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in the form attached as Exhibit [—] hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Maples and Calder, Cayman counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in the form attached as Exhibit [—] hereto.

(d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of [—], Hong Kong counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in the form attached as Exhibit [—] hereto.

(e) The Selling Shareholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of [name of selling shareholders’ counsel], counsel for the Selling Shareholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in the form attached as Exhibit [—] hereto.

(f) You shall have received from Deloitte Touche Tohmatsu CPA Ltd. letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Jun He Law Offices, PRC counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(j) The Registration Statement, the 8-A Registration Statement and any registration statement required to be filed, prior to the sale of the Offered ADSs, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(k) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the General Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(m) The Selling Shareholders will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by a Representative of the Selling Shareholders, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(n) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(o) The Company and each Selling Shareholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package or the Prospectus, as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(p) The Offered ADSs shall have been approved for listing on Nasdaq, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(q) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(r) Each Selling Shareholder shall have delivered to you a duly executed Power of Attorney and a duly executed Custody Agreement, in each case in the form attached as Exhibit [—] hereto.

(s) There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in this Agreement.

10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Group Entities taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq; (B) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Shareholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Offered ADSs, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Shareholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Shareholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or any Selling Shareholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm ADSs to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm ADSs which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm ADSs, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm ADSs they are obligated to purchase pursuant to Section 1 hereof) the number of Firm ADSs agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm ADSs shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm ADSs shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm ADSs set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Shareholder each agree with the non-defaulting Underwriters that they will not sell any Firm ADSs hereunder unless all of the Firm ADSs are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm ADSs which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Shareholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Shareholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “issuer free writing prospectus” (as defined in Rule 433 under the Act), in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the issuer free writing prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or issuer free writing prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or issuer free writing prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or issuer free writing prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (iii) the Directed Share Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 12, the Company agrees to indemnify, defend and hold harmless the DSP Administrator and its partners, directors, officers and members, and any person who controls the DSP Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DSP Administrator or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 12(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided, however, that the Company shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DSP Administrator in conducting the Directed Share Program. Section 12(e) shall apply equally to any Proceeding (as defined below) brought against the DSP Administrator or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the DSP Administrator and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 12(a), in any such Proceeding.

[(b) Alfred Beichun Gu and First Flite Holdings Co., Ltd., jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “issuer free writing prospectus” (as defined in Rule 433 under the Act), in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the issuer free writing prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or issuer free writing prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or issuer free writing prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or issuer free writing prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided that (x) in no event shall the liability of Alfred Beichun Gu and First Flite Holdings Co., Ltd. to provide indemnity or contribution pursuant to this Section 12 exceed an amount equal to the aggregate initial public offering price of the Offered ADSs sold by First Flite Holdings Co., Ltd. [after deducting underwriting commissions] to the Underwriters pursuant hereto, and provided further that none of the Underwriters shall be entitled to seek indemnification under this Section 12(b) from Alfred Beichun Gu or First Flite Holdings Co., Ltd. unless both of the following conditions are met: (i) the Underwriter shall first have sought indemnity from the Company in writing under Section 12(a) and (ii) the Company has not satisfied such request for indemnification in full within 45 days of written notification. Notwithstanding the foregoing, an Underwriter shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent public accountants, or announced that there is considerable doubt that it will be able to continue as a going concern.]

(c) Each Selling Shareholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), as such Registration Statement relates to such Selling Shareholder, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, in each case as such document(s) relate to such Selling Shareholder, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Selling Shareholder shall be responsible, either pursuant to this Section 12(c) for losses, damages, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Shareholder and, in any event, no Selling Shareholder shall be responsible, pursuant to this Section 12(c), for losses, damages, expenses, liabilities or claims for an amount in excess of the aggregate initial public offering price of the Offered ADSs sold by such Selling Shareholder to the Underwriters pursuant hereto. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Shareholder to provide indemnity pursuant to this Section 12(c), or contribution pursuant to Section 12(f), exceed an amount equal to the aggregate initial public offering price of the Offered ADSs sold by such Selling Shareholder to the Underwriters pursuant hereto.

(d) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, such Selling Shareholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(e) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, a Selling Shareholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b), (c) or (d), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying party is a Selling Shareholder, by such Selling Shareholder or by a Representative of the Selling Shareholders) in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 12(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying party is a Selling Shareholder, without the written consent of either such Selling Shareholder or a Representative of the Selling Shareholders) but, if settled with its written consent (or, in the case such indemnifying party is a Selling Shareholder, with the written consent of such Selling Shareholder or of a Representative of the Selling Shareholders), such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party (or, where such indemnifying party is a Selling Shareholder, requested such Selling Shareholder or any Representative of the Selling Shareholders) to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(e), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party (or, where such indemnifying party is a Selling Shareholder, receipt by such Selling Shareholder or by any Representative of the Selling Shareholders) of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party (or, where such indemnifying party is a Selling Shareholder, given such Selling Shareholder or any Representative of the Selling Shareholders) at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party (or, where such indemnified party is a Selling Shareholder, the prior written consent of such Selling Shareholder or of any Representative of the Selling Shareholders), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(f) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b), (c) and (d) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(g) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(h) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Shareholders, their respective directors or officers or any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered ADSs to be sold by the Company pursuant hereto and the delivery of the Offered ADSs to be sold by the Selling Shareholders pursuant hereto. The Company, the Selling Shareholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or a Selling Shareholder, against any of their officers or directors in connection with the issuance and sale of the Offered ADSs, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

13. Information Furnished by the Underwriters. The concession figures appearing in the fifth paragraph and the information relating to overallotment and stabilization in the eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.

14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, and UBS AG, 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Legal and Compliance; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 22nd Floor, Gems Tower, Building 20, No. 487, Tianlin Road, Shanghai 200233, People’s Republic of China (facsimile: +86 21 6495 0508), Attention: Paul Bang Zhang, Chief Financial Officer, and, if to any Selling Shareholder, shall be sufficient in all respects if delivered or sent to any Representative of the Selling Shareholders at [—] (facsimile: [—]), Attention: [—].

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Shareholders each consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Shareholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each Selling Shareholder (on its behalf and, in the case such Selling Shareholder is not an individual, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Shareholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Shareholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Shareholder is or may be subject, by suit upon such judgment. Each of the Company and the Selling Shareholders has irrevocably appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Shareholders and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company and the Selling Shareholders each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Shareholders each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Shareholder, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Shareholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Shareholders each hereby confirm their understanding and agreement to that effect. The Company, the Selling Shareholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or any Selling Shareholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Shareholder. The Company, the Selling Shareholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or any Selling Shareholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any Selling Shareholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters). The Company and the Selling Shareholders each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Shareholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or any Selling Shareholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Shareholder’s and any of the Underwriters’ respective businesses and/or assets.

21. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and each Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Selling Shareholders, and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company, the Selling Shareholders and the Underwriters, severally.

Very truly yours,

MECOX LANE LIMITED

By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE C HERETO

By: [name], Attorney-in-Fact

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS AG
CREDIT SUISSE SECURITIES (USA) LLC

By: UBS AG

By:
Name:
Title:

By:
Name:
Title:

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm ADSs
	[	]
	[	]

Total	[	]

SCHEDULE B

[list of permitted free writing prospectus(es)]

[list of other information]

SCHEDULE C

	Number of Firm ADSs		Number of Additional ADSs
Company	[# of firm shares from company]		[# of company additional shares]
Selling Shareholders
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]
[ ]	[	]	[	]

Total	[# of firm shares]		[# of additional shares]

SCHEDULE D

Subsidiaries:

Name of Company	Jurisdiction of Incorporation	Percentage of Attributable Equity Interests
eMecoxLane Co., Ltd.	Cayman Islands	100%

Clarence Consultants Limited	Cayman Islands	100%

Rampage China Limited	Cayman Islands	80%

Rampage China (Hong Kong) Limited	Hong Kong	80%

Mecox Lane (Hong Kong) Limited	Hong Kong	100%

eMecoxLane (Hong Kong) Co., Limited	Hong Kong	100%

Shanghai Mecox Lane International Mailorder Co., Ltd. (PRC)	PRC	85%

Mai Wang Information Technology (Shanghai) Co., Ltd. (PRC)	PRC	100%

Mai Wang Trading (Shanghai) Co., Ltd.	PRC	100%

Rampage Trading (Shanghai) Co., Ltd.	PRC	80%

Mecox Lane Technology (China) Limited	PRC	100%

Shanghai Xian Ni Garment Co., Ltd.	PRC	96.7%

VIE Entities (including subsidiaries of VIE entities):

Shanghai Mecox Lane Information Technology Co., Ltd.		PRC

Shanghai Rampage Shopping Co., Ltd.		PRC

Shanghai Wangji Marketing Services Co., Ltd.		PRC

Shanghai Mecox Lane Shopping Co., Ltd.		PRC

Hangzhou Mecox Lane Shopping Co., Ltd.		PRC

Xiamen Mecox Lane Shopping Co., Ltd.		PRC

Xi’an Mecox Lane Shopping Co., Ltd.		PRC

Chengdu Mecox Lane Trade Co., Ltd.		PRC

Beijing Mecox Lane Shopping Co., Ltd.		PRC

Nanjing Mecox Lane Trade Co., Ltd.		PRC

Chongqing Mecox Lane Shopping Co., Ltd.		PRC

Jinan Mecox Lane Shopping Co., Ltd.		PRC

Wuxi Mecox Lane Shopping Co., Ltd.		PRC

Wuhan Mecox Lane Trade Co., Ltd.		PRC

Ningbo Mecox Lane Shopping Co., Ltd.		PRC

Shenzhen Mecox Lane Shopping Co., Ltd.		PRC

Shenyang Mecox Lane Shopping Co., Ltd.		PRC

Fuzhou Mecox Lane Shopping Co., Ltd.		PRC

Dalian Mecox Lane Shopping Co., Ltd.		PRC

Guangzhou Mecox Lane Trade Co., Ltd.		PRC

Tianjin Mecox Lane Stores Co., Ltd.		PRC

EXHIBIT A-1

Form of Lock-up Letter

                 , 2010

UBS AG

52/F, Two International Finance Centre

8 Finance Street, Central

Hong Kong

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

USA

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”) to be entered into by Mecox Lane Limited, a Cayman Islands corporation (the “Company”), the Selling Shareholders named therein and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of American Depositary Shares (“ADSs”) representing ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS AG and Credit Suisse Securities (USA) LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of ADSs as contemplated by the Underwriting Agreement and the sale of [—] ADSs to the Underwriters (as defined in the Underwriting Agreement) by the undersigned in the Offering or (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of ADSs or Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS AG and Credit Suisse Securities (USA) LLC, make any demand for, or exercise any right with respect to, the registration of ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, or warrants or other rights to purchase ADSs or Ordinary Shares or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of ADSs or Ordinary Shares.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to ADSs or Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to ADSs or Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such ADSs or Ordinary Shares or other securities.

This Lock-Up Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Lock-Up Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

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If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-2

Exceptions to Requirement to Obtain Lock-up Letters

[—]

EXHIBIT B

Form of Certificate of Chief Executive Officer and Chief Financial Officer

EXHIBIT C

Form of Certificate of the Representative of the Selling Shareholders

EXHIBIT [—]

Form of Legal Opinion of U.S. Counsel for the Company

EXHIBIT [—]

Form of Legal Opinion of PRC Counsel for the Company

EXHIBIT [—]

Form of Legal Opinion of Cayman Counsel for the Company

EXHIBIT [—]

Form of Legal Opinion for Local Counsel for the Selling Shareholders